EXHIBIT 23.2

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Form S-8 of Golden Eagle International, Inc. of our report dated March 4, 2005, except for Note A, as to which the date is April 15, 2005, with respect to the consolidated financial statements of Golden Eagle International, Inc. as of December 31, 2004 and 2003 and for each of the years ended December 31, 2004, 2003 and 2002.

/s/ Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
November 3, 2005

Back to Form S-8